UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

FRESHPET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor Secaucus, NJ	07094
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Director

On May 17, 2023, the Board of Directors (the “Board”) of Freshpet, Inc. (“Freshpet” or the “Company”), upon the recommendation of the Nominating, Governance and Sustainability Committee of the Board, expanded the number of directors of the Board from ten directors to eleven directors, and appointed David B. Biegger as an independent director, in accordance with the Company’s Amended and Restated Certificate of Incorporation, effective immediately. The Board has determined that Mr. Biegger is an independent director in accordance with the Company’s governance guidelines and the applicable listing standards of the Nasdaq Stock Market Listing Rules. Mr. Biegger will serve as a Class I director from May 17, 2023 until the 2024 annual meeting of the Company’s stockholders or his earlier death, resignation or removal.

Mr. Biegger, age 64, is an accomplished supply chain leader with over 40 years of experience in the consumer package goods industry. Mr. Biegger currently serves as an Operating Partner of Shore Capital Partners, a Chicago-based private equity firm specializing in investments across food& beverage, healthcare and business services sectors. He previously served as Executive Vice President and Chief Supply Chain Officer of Conagra Brands, a leading food and beverage services company, from 2015 until his retirement in May 2021. Prior to joining Conagra Brands, he worked at Campbell Soup Company, providing leadership across the company’s complex Global Supply Chain and Operations functions between 2005 and 2015. He also spent time in his early career building his foundational Manufacturing experience at Proctor & Gamble Company.

There are no arrangements or understandings between Mr. Biegger, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Biegger was selected as director. There are no family relationships between Mr. Biegger and any of the Company’s directors or executive officers. Mr. Biegger does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Biegger will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the amendment to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on May 1, 2023.

The Company’s Amended and Restated Certificate of Incorporation, a copy of which has been filed as Exhibit 3.2 to Form 8-K filed with the Securities and Exchange Commission on October 4, 2022, provides for indemnification of Mr. Biegger as a director to the fullest extent allowed by Delaware law.

Departure of Directors

On May 17, 2023, the Company announced that, in accordance with the Company’s Director Resignation and Retirement Policy, adopted on June 8, 2021, Chair of the Board Charles Norris will retire from the Board and will not stand for reelection at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). Mr. Norris’ decision not to stand for re-election at the 2023 Annual Meeting is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Freshpet and the Board wish to sincerely thank Mr. Norris for his exceptional years of service and significant contributions to the Company. In light of Mr. Norris’ retirement, on May 17, 2023, the Board, upon the recommendation of the Nominating, Governance and Sustainability Committee of the Board, determined to decrease the size of the Board from eleven directors to ten directors, effective at the 2023 Annual Meeting. Walter George, current Chair of the Nominating, Governance and Sustainability Committee of the Board, has been appointed the new independent Chair of the Board effective upon Mr. Norris’ departure.

ITEM 8.01 OTHER EVENTS

The Board has established July 25, 2023 as the date of the 2023 Annual Meeting. The Company will publish additional details regarding the exact time, location, record date and matters to be voted on at the 2023 Annual Meeting in the Company’s proxy statement for the 2023 Annual Meeting.

Because the date of the 2023 Annual Meeting differs by more than 30 days from the anniversary date of the 2022 annual meeting of stockholders (the “2022 Annual Meeting”), pursuant to Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby providing notice of the deadlines for submission of stockholder proposals pursuant to Rule 14a-8 under the Exchange Act and for any nomination for election to the Board or a proposal of business (other than pursuant to Rule 14a-8 of the Exchange Act), in each case, with respect to the 2023 Annual Meeting.

Under the Company’s Amended and Restated Bylaws (the “Bylaws”), because the date of the 2023 Annual Meeting is more than 30 days before the anniversary date of the 2022 Annual Meeting, in order for a notice of nomination for election to the Board pursuant to our Bylaws or a proposal of business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2023 Annual Meeting to be timely, a stockholder of record must deliver proper notice to our Corporate Secretary (c/o Corporate Secretary, Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary) no later than May 27, 2023.

To comply with the universal proxy rules under Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 30, 2023.

Further, because the date of the 2023 Annual Meeting is more than 30 days before the anniversary date of the 2022 Annual Meeting, to be eligible for inclusion in the Company’s 2023 proxy materials pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must have been received by the Corporate Secretary at the Company’s principal executive offices (located at 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094) no later than May 27, 2023.

On May 17, 2023, the Company issued a press release announcing the appointment of Mr. Biegger, the retirement of Mr. Norris and that the Company will hold its 2023 Annual Meeting on Tuesday, July 25, 2023. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: May 17, 2023	By:	/s/ Todd Cunfer
	Name:	Todd Cunfer
	Title:	Chief Financial Officer

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